Exhibit  23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Janel  World  Trade,  Ltd.
150-14  132nd  Avenue
Jamaica,  NY  11434

Gentlemen:

We have issued our report dated November 18, 2002 (except for Note 13(b) which is dated December 12, 2002) accompanying the financial statements of Janel World Trade, Ltd. and subsidiaries (formerly C and N Corp.) contained in the Form 10-K under the Securities Exchange Act of 1934, as amended. We consent to the use of the aforementioned report in the Form 10-K under the Securities Exchange Act of 1934, as amended, and to the use of our name as it appears in Item 9 of Form 10-K.


                                             /s/  Paritz  &  Company,  P.A.




Hackensack,  New  Jersey
December  27,  2002